UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Sealand Natural Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-2416474
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

50 W. Liberty Street #880 Reno, Nevada 89501
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act registration statement file number to which this Form relates: 333-175590

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, (the “Common Stock”) of Sealand Natural Resources Inc., a Nevada corporation (the “Company”), is qualified in its entirety by reference to the full text of the Articles of Incorporation, as amended, the Articles of Merger, and the Bylaws of the Company, which are set forth as Exhibits 3.1, 3.2 and 3.3, respectively, to this Registration Statement on Form 8-A and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under “Description of Securities” in the Company’s Registration Statement on Form S-1/A, filed with the U.S. Securities and Exchange Commission on October 13, 2011, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated herein by reference to the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on July 15, 2011)

3.2	Articles of Merger (incorporated herein by reference to the current report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on Ma y 3, 2013)

3.3	Bylaws (incorporated herein by reference to the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on July 15, 2011)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEALAND NATURAL RESOURCES INC.

Date: April 7, 2014	By:	/s/ Lars Poulsen
Name: Lars Poulsen
Title: Chief Executive Officer